SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                March 29, 2001
               (Date of Report (Date of Earliest Event Reported))

                              LA-Z-BOY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    Michigan
                 (State or Other Jurisdiction of Incorporation)

                                     1-9656
                            (Commission File Number)

                                   38-0751137
                      (I.R.S. Employer Identification No.)

                             1284 N. Telegraph Road
                             Monroe, Michigan 48162
          (Address of Principal Executive Offices, Including Zip Code)

                                 (734) 241-4414
              (Registrant's Telephone Number, Including Area Code)

                                [not applicable]
           (Former Name or Former Address If Changed Since Last Report)

Item 5.  Other Events

On March 29, 2001, La-Z-Boy Incorporated released the following news release:



                      LA-Z-BOY INCORPORATED NAMES NEW CFO

MONROE, MI March 29, 2001 - La-Z-Boy Incorporated announced today that David M. Risley will join the corporation as Senior Vice President and Chief Financial Officer, replacing Frederick H. ("Fritz") Jackson, who will retire April 30, 2001.

La-Z-Boy president Jerry Kiser said, "We are delighted to have attracted an executive of David Risley's caliber to succeed Fritz Jackson, who has served our company so ably and so well for so many years. David has 25 years of increasing management responsibility in a variety of financial management positions, most recently as VP Finance and CFO of Aeroquip-Vickers, Inc., which was subsequently acquired by Cleveland, OH-based Eaton Inc. David's years of financial management experience within a global manufacturing environment and his strong and successful track record make him an ideal selection to help lead the La-Z-Boy organization moving forward."

Kiser added, "It has been a real challenge finding a suitable successor for Fritz, who has served this company with unwavering dedication since joining La-Z-Boy in 1969. During his tenure, La-Z-Boy grew from a mid-sized furniture manufacturer to the leading company in our industry today.
We will miss Fritz very much, and want to wish him the very best in his retirement years."

With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's leading residential furniture producers, employing about 21,000 people company wide and operating 56 manufacturing facilities in 11 states and four foreign countries. The La-Z-Boy family of companies produces furniture for every room of the home and office: La-Z-Boy Residential, La-Z- Boy Business Furniture Group, Hammary, Kincaid, England, Centurion, Sam Moore, Bauhaus, Alexvale, American Drew, Pennsylvania House, Lea, Pilliod, Barclay, and Clayton Marcus. Under the American of Martinsville brand name, La-Z-Boy is also a leading manufacturer of contract room furniture for the hospitality and assisted-living markets.

With its vast distribution network of proprietary retailers, including 287 La-Z-Boy Furniture Galleries(R) and 319 La-Z-Boy In-Store Gallerys, England Custom Comfort Centers, in-store gallery programs at Kincaid, Pennsylvania House and Clayton Marcus and Lea's Kid's Generation Galleries, over 9 million square feet of retail floor space is dedicated exclusively to selling La-Z- Boy Incorporated products. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's sixth largest U.S. furniture retailer. La-Z-Boy's stock is traded on the New York and Pacific stock exchanges under the trading symbol: LZB.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LA-Z-BOY INCORPORATED



                                                /s/ James J. Korsnack
                                                ------------------------
Date:  March 29, 2001                           James J. Korsnack
                                                Chief Accounting Officer